Exhibit 24
POWER OF ATTORNEY
     Each of the undersigned officers and/or directors of Rocky Shoes & Boots, Inc., an Ohio corporation (the “Company”), hereby appoints as his true and lawful attorney-in-fact, Mike Brooks, James E. McDonald, and Curtis A. Loveland, or any of them individually, in his name and on his behalf, and in any and all capacities stated below, to sign and to cause to be filed with the Securities and Exchange Commission the Company’s registration statement on Form S-3 (the “Registration Statement”) and any and all amendments, including post-effective amendments, to the Registration Statement, in connection with or related to the offering contemplated by the Registration Statement and its amendments, if any, hereby granting unto such attorney-in-fact, full power and authority to do and perform in the name and on behalf of the undersigned, in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person, hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.
     IN WITNESS WHEREOF, we have executed this Power of Attorney, in counterparts if necessary, effective as of March 28, 2006.
DIRECTORS/OFFICERS:

Signature	Title
/s/ Mike Brooks	Chairman, Chief Executive Officer,

Mike Brooks	and a Director (Principal Executive Officer)

/s/ James E. McDonald	Executive Vice President and Chief Financial Officer

James E. McDonald	(Principal Financial and Accounting Officer)

/s/ Curtis A. Loveland	Secretary and a Director

Curtis A. Loveland

/s/ J. Patrick Campbell	Director

J. Patrick Campbell

/s/ Glenn E. Corlett	Director

Glenn E. Corlett

/s/ Michael L. Finn	Director

Michael L. Finn

/s/ G. Courtney Haning	Director

G. Courtney Haning

/s/ Harley E. Rouda, Jr.	Director

Harley E. Rouda, Jr.

/s/ James L. Stewart	Director

James L. Stewart